EXHIBIT 99.1

URGENTLY ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2023

FINANCIAL RESULTS

Company Continues to Make Progress on Strategic Initiatives to Enhance Profitability

and Drive Margin Expansion

VIENNA, VA – March 14, 2024 – Urgent.ly Inc. (Nasdaq: ULY) (“Urgently”), a U.S.-based leading provider of digital roadside and mobility assistance technology and services, today reported financial results for the fourth quarter and full-year ended December 31, 2023.

“Overall, I am pleased with our significant accomplishments in 2023, which included the acquisition of Otonomo, our public listing on Nasdaq, and financial results that were in line with our expectations. Our team made great progress in executing against our strategic initiatives to drive profits, operation efficiencies and disciplined expense management during the year, as evidenced by our 88% gross profit increase, our 10-point margin improvement, our 14% improvement in GAAP operating loss and our 57% improvement in non-GAAP operating loss. The significant actions we have taken to right size our organization and enhance our capital structure have built a strong foundation that positions us well to capitalize on the near and long-term growth opportunities ahead,” said Matt Booth, CEO of Urgently.

Tim Huffmyer, CFO of Urgently, added, “In January 2024, we took steps to enhance our capital structure by using cash on hand to repay $17.5 million in net principal debt, while also extending the maturity date. Accordingly, over the last five months, including the convertible debt conversions completed in October, we have reduced our principal debt balance from $142.2 million to $54.3 million as of today. We continue to take important, proactive steps to address our capital structure and enhance our liquidity position.”

Fourth Quarter 2023 Highlights:

•
Revenue of $45.1 million, a decrease of 13% year over year.
•
Gross profit of $10.2 million, an increase of 21% year over year.
•
Gross margin of 23% compared to 16% from the prior year period.
•
GAAP operating loss of $23.8 million compared to GAAP operating loss of $8.4 million from the prior year period, an increase of 182%.
•
Non-GAAP operating loss of $7.9 million compared to non-GAAP operating loss of $6.5 million from the prior year period, an increase of 21%.
•
Net principal debt reduction of $70.4 million from $142.2 million to $71.8 million.
•
Approximately 269,000 dispatches completed.
•
Consumer satisfaction score of 4.6 out of 5 stars.

Fiscal Year 2023 Highlights:

•
Revenue of $184.7 million, a decrease of 2% year over year.
•
Gross profit of $37.9 million, an increase of 88% year over year.
•
Gross margin of 21% compared to 11% from the prior year period.
•
GAAP operating loss of $46.1 million compared to GAAP operating loss of $53.6 million from the prior year period, a reduction of 14%.
•
Non-GAAP operating loss of $21.0 million compared to non-GAAP operating loss of $48.6 million from the prior year period, a reduction of 57%.

•
Net principal debt reduction of $55.7 million from $127.5 million to $71.8 million.
•
Approximately 1,148,000 dispatches completed.
•
Consumer satisfaction score of 4.6 out of 5 stars.

Earnings Conference Call and Audio Webcast

Urgently will host a conference call to discuss the fourth quarter and full-year 2023 financial results on March 14, 2024 at 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing 1-844-825-9789 (USA) or 1-412-317-5180 (International). The conference call replay will be available from 8:00 p.m. Eastern Time on March 14, 2024, through March 28, 2024, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The replay passcode will be 10186556.

The call will also be webcast live from Urgently’s investor relations website at https://investors.geturgently.com. Following the completion of the call, a recorded replay of the webcast will be available on the website.

About Urgently

Urgently keeps vehicles and people moving by delivering safe, innovative, and exceptional mobility assistance experiences. The company’s digitally native software platform combines location-based services, real-time data, AI and machine-to-machine communication to power roadside assistance solutions for leading brands across automotive, insurance, telematics and other transportation-focused verticals. Urgently fulfills the demand for connected roadside assistance services, enabling its partners to deliver exceptional user experiences that drive high customer satisfaction and loyalty, by delivering innovative, transparent and exceptional connected mobility assistance experiences on a global scale. For more information, visit www.geturgently.com.

For media and investment inquiries, please contact:

Press: media@geturgently.com

Investor Relations: investorrelations@geturgently.com

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we believe Non-GAAP Operating Loss is useful to investors in evaluating our operating performance. We use the non-GAAP financial measure to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that the non-GAAP financial measure, when taken together with the corresponding GAAP financial measure, may be helpful to investors because it provides consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. The non-GAAP financial measure is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may be different from a similarly-titled non-GAAP financial measure used by other companies. In addition, other companies, including companies in our industry, may calculate a similarly-titled non-GAAP financial measure differently or may use other measures to evaluate their performance, which could reduce the usefulness of the non-GAAP financial measure presented herein as a tool for comparison.

A reconciliation is provided below for the non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measure and the reconciliation of the non-GAAP financial measure to our most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business. We define Non-GAAP Operating Loss as operating loss, excluding depreciation and amortization expense, stock-based compensation expense, and non-recurring charges (or income) such as transaction and restructuring costs.

For a discussion of Non-GAAP Operating Expenses, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Urgently’s Annual Report on Form 10-K for the year ended December 31, 2023, which will be filed with the SEC by April 1, 2024.

Forward Looking Statements

This press release contains or may contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or Urgently’s future financial or operating performance. Such statements are based upon current plans, estimates and expectations of management of Urgently in light of historical results and trends, current conditions and potential future developments, and are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Forward-looking terms such as “may,” “will,” “could,” “should,” “would,” “plan,” “potential,” “intend,” “anticipate,” “project,” “predict,” “target,” “believe,” “continue,” “estimate” or “expect” or the negative of these words or other words, terms and phrases of similar nature are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than historical facts, including, without limitation, statements regarding Urgently’s profitability; the expected benefits of the Merger; the market position of the combined company against current and future competitors; and any assumptions underlying any of the foregoing, are forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with our ability to raise funds through future financings and the sufficiency of our cash and cash equivalents to meet our liquidity needs; our history of losses; our limited operating history; our ability to integrate and realize potential benefits from the Merger; our ability to service our debt and comply with our debt agreements; our ability to retain customers and expand existing customers’ use of our platform; our ability to attract new customers; our ability to expand into new solutions, technologies and geographic regions; our ability to adequately forecast consumer demand and optimize our network of service providers; our ability to compete in the markets in which we participate; our ability to comply with laws and regulations applicable to our business; the ongoing review of our financial statements by our auditors and the potential for further adjustments identified in connection with the completion of audit procedures; and expectations regarding the impact of weather events, natural disasters or health epidemics, including the COVID-19 pandemic and the war between Hamas and Israel, on our business. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our Registration Statement on Form S-1, as amended, which was declared effective by the SEC on October 19, 2023 (the “Registration Statement”), our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$38,256	$7,407
Marketable securities and short-term deposits	31,355	—
Accounts receivable, net	33,905	33,966
Prepaid expenses and other current assets	4,349	2,102
Total current assets	107,865	43,475
Right-of-use assets	2,437	2,485
Property and equipment, net	871	414
Intangible assets, net	9,283	31
Other non-current assets	738	538
Total assets	$121,194	$46,943
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,478	$7,536
Accrued expenses and other current liabilities	22,730	20,160
Current lease liabilities	710	740
Current portion of long-term debt, net	3,193	—
Total current liabilities	31,111	28,436
Long-term lease liabilities	2,045	2,120
Long-term debt, net	66,076	99,443
Other long-term liabilities	12,358	51,781
Total liabilities	111,590	181,780
Redeemable convertible preferred stock	—	46,334
Stockholders’ equity (deficit):
Common stock	13	—
Additional paid-in capital	164,920	48,327
Accumulated other comprehensive loss	(560)	—
Accumulated deficit	(154,769)	(229,498)
Total stockholders’ equity (deficit)	9,604	(181,171)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$121,194	$46,943

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$45,051	$51,966	$184,653	$187,589
Cost of revenue	34,867	43,572	146,772	167,442
Gross profit	10,184	8,394	37,881	20,147
Operating expenses:
Research and development	5,830	3,782	16,907	16,733
Sales and marketing	2,219	1,372	5,065	5,647
Operations and support	5,690	7,975	24,355	36,893
General and administrative	19,453	3,614	36,668	14,129
Depreciation and amortization	792	76	990	297
Total operating expenses	33,984	16,819	83,985	73,699
Operating loss	(23,800)	(8,425)	(46,104)	(53,552)
Other income (expense), net:
Interest expense, net	(6,683)	(10,930)	(46,291)	(31,447)
Change in fair value of derivative and warrant liabilities	38,245	(13,802)	43,293	(9,886)
Change in fair value of accrued purchase consideration	1,615	—	1,615	—
Gain on debt extinguishment	42,034	—	46,947	—
Bargain purchase gain	73,410	—	73,410	—
Other income (expense), net	788	(60)	(281)	(1,097)
Total other income (expense), net	149,409	(24,792)	118,693	(42,430)
Income (loss) before income taxes	125,609	(33,217)	72,589	(95,982)
Provision for income taxes	(2,140)	—	(2,140)	—
Net income (loss)	$127,749	$(33,217)	$74,729	$(95,982)

Earnings (loss) per share:
Basic	$12.13	$(214.64)	$26.98	$(949.36)
Diluted	$11.95	$(214.64)	$25.36	$(949.36)

Non-GAAP Financial Measures: Reconciliation of Operating Loss to Non-GAAP Operating Loss

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating loss	$(23,800)	$(8,425)	$(46,104)	$(53,552)
Add: Depreciation and amortization expense	792	76	990	297
Add: Stock-based compensation expense	2,251	83	2,473	494
Add: Non-recurring transaction costs	12,889	1,582	21,338	2,921
Add: Restructuring costs	3	162	340	1,216
Non-GAAP operating loss	$(7,865)	$(6,522)	$(20,963)	$(48,624)